EXHIBIT 11.1


                                 MICROAGE, INC.
                         PRIMARY EPS DETAIL CALCULATION



                                                           Quarters ended
                                                           --------------
                                                   January 29,       January 30,
                                                         1995              1994
                                                   ----------        ----------
Common stock
Weighted average common shares ................... 14,149,745        11,902,609

Common stock equivalents
Weighted average warrants and options ............    295,834           735,906
                                                   ----------        ----------
Total weighted average common and
        common equivalent shares outstanding ..... 14,445,579        12,638,515
                                                   ==========        ==========
Net income available for EPS .....................$ 2,872,000    $    4,530,000

Primary EPS ......................................$      0.20    $         0.36